UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 24, 2016
Xplore Technologies Corp.
 (Exact name of registrant as specified in its charter)
Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas  78728
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(512) 336-7797
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders
At the Company’s Annual Meeting of Stockholders held on March 24, 2016, the Company’s stockholders voted on four matters.  The Company’s stockholders (i) approved the election of F. Ben Irwin, Thomas F. Leonardis, Kent Misemer, Brian Usher-Jones, Philip Sassower, and Andrea Goren to the Company’s board of directors, (ii) ratified the appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016, (iii) approved an amendment to the Company’s 2009 Stock Incentive Plan to increase the maximum number of shares of its common stock issuable under that plan from 1,687,500 to 3,000,000, and (iv) approved an amendment to the Company’s 2009 Employee Stock Purchase Plan to (a) increase the maximum number of shares of its common stock issuable under that plan from 32,500 to 300,000 and (b) to change the purchase price per share at which shares of its common stock are purchased for a particular offering period to an amount per share equal to 95% of the lower of (A) the fair market value per share of its common stock on the start date of the offering period or (B) the fair market value per share of its common stock as of the end of each calendar quarter during the offering period.
As of the close of business on January 25, 2016, the record date for the Annual Meeting, there were 10,908,355 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting.  The presence, in person or by proxy, of the holders of record of capital stock representing a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum.  At the Annual Meeting, holders of a total of 8,850,541 (81.13%) shares of the Company’s common stock were present, in person or by proxy.  The tables below set forth information regarding the results of the voting at the Annual Meeting.
Proposal 1:  Voting tabulations for the election of the following individuals as directors for a one year term were as follows:
Name	Votes For	Votes Withheld
Philip S. Sassower	5,124,642	347,285
Andrea Goren	5,386,772	85,155
F. Ben Irwin	5,147,190	324,737
Thomas F. Leonardis	5,114,353	357,574
Kent A. Misemer	5,258,292	213,635
Brian E. Usher-Jones	5,305,427	166,500

Proposal 2:  The voting tabulation for the ratification of PMB Helin Donovan as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016 was as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
7,512,826	39,442	19,419	0
Proposal 3:  The voting tabulation for the approval of an amendment to the Company’s 2009 Stock Incentive Plan to increase the maximum number of shares of its common stock issuable under that plan from 1,687,500 to 3,000,000:
Votes For	Votes Against	Abstentions	Broker Non-Votes
2,633,269	1,539,604	20,200	3,378,614
The voting tabulation for the approval of an amendment to the Company’s 2009 Employee Stock Purchase Plan to (a) increase the maximum number of shares of its common stock issuable under that plan from 32,500 to 300,000 and (b) to change the purchase price per share at which shares of its common stock are purchased for a particular offering period to an amount per share equal to 95% of the lower of (A) the fair market value per share of its common stock on the start date of the offering period or (B) the fair market value per share of its common stock as of the end of each calendar quarter during the offering period:
Votes For	Votes Against	Abstentions	Broker Non-Votes
3,696,280	476,563	20,230	3,378,614

Reference is made to the Company’s Schedule 14A, dated February 12, 2016, containing the definitive Proxy Statement, which the Company distributed to its stockholders of record beginning on February 12, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Xplore Technologies Corp.

Dated: June 1, 2016	By:	/s/ Tom Wilkinson
Name: Tom Wilkinson
Title: Chief Financial Officer